Valuemark IV

Individual Flexible Variable Deferred Annuity Application
Issued by Allianz Life Insurance Company of North America         DA__________
( Allianz Life), Minneaplois, MN Countywide except NY

If you need assistance in completing this form, please call(800) 624-0197
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1.OWNER (If the Contract Owner is a trust, please include the Trust Name, Trust
         Date, and the Trust Beneficial Owner(s).)

     Name (first, middle initial, last)                       Birth Date
     or Trust Name (as it applies)                            (month/day/year)

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     Street Address, apt. number     City, state, ZIP         Daytime telephone

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     Social Security Number        Are you a U.S.       E-mail    Sex ____Male
                                   Citizen? __Yes__No   Address       ____Female
     ----------------------------- If no, need W8-BEN
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2.JOINT  OWNER(Optional)  Must be age 85 or  younger.  Must be the Spouse of the
Contract Owner. (except NJ and PA)


     Name_______________________________________________________________
             Last                First                        Middle

           Street Address                           Apartment Number
    ____________________________________________________________________
     City                          State                       Zip Code

                                                 Day time Telephone____________

     Social Security Number__________Date of Birth_____________Sex ____Female
                                                                   ____Male
      Relationship to Contract Owner    Are you a U.S.Citizen? Yes__ NO__
If no need W8-BEN
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3.ANNUITANT Must complete if different than Contract Owner or a Trust or a
            Qualified Plan.

     Name (first, middle initial, last)  Birth Date              Sex ____Male
                                         (month/day/year)            ____Female

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     Street Address, apt. number     City, state, ZIP         Daytime telephone

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     Social Security Number        Relationship to Contract  Are you a U.S.
                                   Owner                     Citizen? __Yes__No
                                                             If no, need W8-BEN
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4.BENEFICIARY(IES) DESIGNATION (At the Contract Owner's Death, the surviving
                                Joint Owner becomes the Primary Beneficiary.)
   If more than 2 beneficiaries, attach a list signed by the owner.

   Name(first,middle initial, last)  __Primary    Relationship to    Social
                                     __Contingent Contract Owner     Security
                                                                     Number

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5. QUALIFIED PLANS (If applicable)

 ___IRA Transfer/Rollover   ___Regular Contribution for Tax Year________
                              ___Roth IRA              ___401

                              ___Roth IRA Conversion   ___Other _______________
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6.PURCHASE PAYMENT

     ____Purchase Payment Enclosed with Application

     Purchase Payment Amount $_____________________

     ____This contract will be funded by a 1035 Exchange, Tax Qualified Transfer/Rollover, CD or Mutual Fund Redemption. (If checked, please attach the appropriate forms).
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7.TELEPHONE AUTHORIZATION

___ Yes By checking "yes," I am authorizing and directing Allianz Life to act on telephone or electronic instructions from the registered representative and/or anyone authorized by him/her to transfer Contract Values among the Investment Options. If the box is not checked, this authorization will be permitted for the Owner only. Allianz Life will use reasonable procedures to confirm that these instructions are authorized as genuine. As long as these procedures are followed, Allianz Life and its affiliates and their directors, trustees, officers, employees, representatives, and/or agents will be held harmless for any claim, liability, loss, or cost.
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8. PROSPECTUS AND REPORT DELIVERY

___ Yes By checking "yes," I authorize Allianz Life to provide my prospectuses and other information electronically, including by web site. I represent that I must have Internet access to use this service and acknowledge that there may be acces fees charged by the Internet service provider.

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9. REPLACEMENT

Is this Annuity intended to replace or change existing life insurance or annuity?

__No (THE REGISTERED  REPRESENTATIVE MUST ANSWER THE REPLACEMENT QUESTION IN
      SECTION 14 OF THIS APPLICATION.)
__Yes-please include appropriate forms.
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10.DEATH BENEFIT OPTIONS (Choose on of the following Death Benefit Options.
   Upon making your selection, it cannot be changed.)
__ Traditional Guaranteed Minimum Death Benefit (if you do not choose any box, this will be the default.

__Ehhanced Guaranteed Minimum Death Benefit(Optional) (Available to owneres age 79 or younger on the Issue Date at addtional cost.)

__Earnings Protection Guaranteed Minimum Death Benefit(Optional) (Available to owners age 75 or younger on the Issue Date at additional cost.)
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11.
 __ No Guaranteed Minimum Income Benefit(if you do not choose any box, this will be the default option.)
__ Traditional Guaranteed Minimum Income Benefit (Optional) (Available on the Issue Date at addtiional cost.)

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12.PURCHASE PAYMENT ALLOCATION

You may select up to 10 Investment Options. Use whole percentages. Total must equal 100%. The allocations you indicate below will become your allocations on all future payments until you notify us of a change.

__ %USAZ AIM Basic Value Fund
__ %USAZ AIM Blue Chip Fund
__ %USAZ AIM Dent Demographic Trends Fund
__ %USAZ AIM International Equity Fund

__ %USAZ AllianceBernstein Growth and Income Fund*
__ %USAZ AllianceBernstein Large Cap Growth Fund*
__ %USAZ AllianceBernstein Technology Fund*

__ %Davis VA Financial Portfolio
__ %Davis VA Value Portfolio

__ %Dreyfus IP Small Cap Stock Index Portfolio*
__ %Dreyfus Stock Index Fund

__ %Franklin Global Communications Securities Fund
__ %Franklin Growth and Income Securities Fund
__ %Franklin High Income Fund
__ %Franklin Income Securities Fund
__ %Franklin Large Cap Growth Securities Fund
__ %Franklin Real Estate Fund Franklin
__ %Rising Dividends Securities Fund
__ %Franklin Small Cap Fund
__ %Franklin Small Cap Value Securities Fund
__ %Franklin U.S. Government Fund
__ %Franklin Zero Coupon Fund 2005
__ %Franklin Zero Coupon Fund 2010
__ %Mutual Discovery Securities Fund
__ %Mutual Shares Securities Fund
__ %Templeton Developing Markets Securities Fund
__ %Templeton Foreign Securities Fund
__ %Templeton Growth Securities Fund
__ %USAZ Templeton Developed Markets Fund

__ %Jennison 20/20 Focus Portfolio
__ %SP Jennison International Growth Portfolio
__ %SP Strategic Partners Focused Growth Portfolio

__ %Oppenheimer Global Securities Fund/VA
__ %Oppenheimer High Income Fund/VA
__ %Oppenheimer Main Street Fund/VA*
__ %USAZ Oppenheimer Emerging Growth Fund

__ %PIMCO VIT High Yield Portfolio
__ %PIMCO VIT Real Return Portfolio
__ %PIMCO VIT StocksPLUS Growth and Income Portfolio
__ %PIMCO VIT Total Return Portfolio
__ %USAZ PIMCO NFJ Small Cap Value Fund
__ %USAZ PIMCO PEA Growth and Income Fund*
__ %USAZ PIMCO PEA Renaissance Fund*
__ %USAZ PIMCO PEA Value Fund*

__ %Seligman Small-Cap Value Portfolio

__ %USAZ Money Market Fund


__ %Van Kampen Capital Preservation Portfolio
__ %USAZ Van Kampen Aggressive Growth Fund
__ %USAZ Van Kampen Comstock Fund
__ %USAZ Van Kampen Emerging Growth Fund
__ %USAZ Van Kampen Global Franchise Fund
__ %USAZ Van Kampen Growth and Income Fund
__ %USAZ Van Kampen Growth Fund

DCA Program (Must complete Dollar Cost Averaging Form)
__ %6-Month Dollar Cost Averaging
__ %12-Month Dollar Cost Averaging
__ %Flexible Fixed Option

_______ TOTAL (Must equal 100%)

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13. STATEMENT OF APPLICANT By signing below, the Contract Owner understands that or agrees to the following:

The following states require applicants to acknowledge these fraud warning statements. Please read the statement for your state below.

ARIZONA: Upon your written request, we will provide you with factual information regarding the benefits and provisions of the Annuity Contract for which you are applying. If for any reason you are not satisfied with the Annuity Contract, you may return the Contract within 10 days after you receive it for a full refund of the Contract Value.

ARKANSAS, KENTUCKY, LOUISIANA, MAINE, NEW MEXICO, OHIO, AND TENNESSEE: Any person who knowingly, and with intent to defraud any insurance company, submits an application or files a statement of claim containing any false, incomplete, or misleading information, commits a fraudulent insurance act, which is a crime, may be subject to criminal prosecution and civil penalties. In ME and TN, additional penalties may include imprisonment, fines, or a denial of insurance benefits.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

DISTRICT OF COLUMBIA, PENNSYLVANIA AND VIRGINIA: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act(except VA), which is a crime and subjects such person to criminal and civil penalties. In DC and VA, additional penalties may include imprisonment and/or fines, or denial of insurance benefits.

FLORIDA: Any person who knowingly and with the intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

MINNESOTA: This Contract is not protected by the Minnesota Life and Health Insurance Guarantee Association or the Minnesota Insurance Guarantee Association. In the case of insolvency, payment of claims is not guaranteed. Only the assets of this insurer will be available to pay the claim.

NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

VERMONT: I understand that this variable annuity is not a bank deposit; is not federally insured; is not endorsed by any bank or government agency; is not guaranteed and may be subject to loss of principal.

I received a Prospectus and have determined that the variable annuity applied for is not unsuitable for my investment objectives, financial situation, and financial needs. It is a long-term commitment to meet financial needs and goals. I UNDERSTAND THAT THE CONTRACT VALUE AND VARIABLE ANNUITY PAYMENTS MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RESULTS OF THE VARIABLE INVESTMENT OPTIONS, AND THAT NO MINIMUM CONTRACT VALUE OR VARIABLE ANNUITY PAYMENT IS GUARANTEED. To the best of my knowledge and belief, all statements and answers in this application are complete and true. It is further agreed that these statements and answers will become a part of any contract to be issued. No representative is authorized to modify this agreement or waive any of Allianz Life's rights or requirements.

t
   (or Trustee, if applicable)              (or Trustee, if applicable)

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   Signed at (city and state)      Date signed   __Please send me a Statement
                                                  of Additional Information

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14.AGENT'S STATEMENT By signing below, the Registered Representative/Agent
                     Certifies to the following:

I am NASD registered and state licensed for variable annuity contracts in all required jurisdictions; and I provided the Contract Owner(s) with the most current Prospectus; and to the best of my knowledge and belief, this application ___DOES___DOES NOT involve replacement of existing life insurance or annuities. If replacement, include a copy of each disclosure statement and a list of companies involved.

Registered Representative Name(please print) Registered Representative Signature


______________________________________________       __________________________________
Registered representative's name (please print)      Registered representive's signature

___________________  _________________________________________________    _______________
Broker/dealer name   Autorized signature of broker/dealer (if required)   Telephone number

Representative's Florida Insurance License Number       Comm: (Please check one)
                                                                __A   ___B

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15.HOME OFFICE USE ONLY  (Do not use this area in WV and PA.)

If Allianz Life Insurance Company of North America makes a change in this space in order to correct any apparent errors or omissions, it will be approved by acceptance of this contract by the Contract Owner(s); however, any material change must be accepted in writing by the Owner(s).
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  For Regular Mail: Allianz Life- USAllianz Service Center, c/o PNC Bank, Box
                       824240, Philadephia,PA 19182-4240
For Overnight Delivery: Allianz Life-USAllianz Service Center, c/o PNC Bank, Box 4240, Route 38 and East Gate Drive,Moorestown, NJ 08057-4240

       For further questions, please call the USAllianz Service Center at
                                 (800) 624-0197